Chase Manhattan Bank Revolving Home Equity Loan 1995-1

                                                 Statement to Certificateholders
                                                 June 15, 2000


        DISTRIBUTION IN DOLLARS
               ORIGINAL         PRIOR                                                                              CURRENT
               FACE             PRINCIPAL                                                    REALIZED    DEFERRED  PRINCIPAL
   CLASS       VALUE            BALANCE          PRINCIPAL     INTEREST       TOTAL            LOSES     INTEREST  BALANCE
A1             357,735,172.00   113,330,325.50   5,993,713.09    659,952.39   6,653,665.48      0.00       0.00    107,336,612.41
A2              40,000,000.00    12,671,980.20     670,184.38     69,291.09     739,475.47      0.00       0.00     12,001,795.82
R                        0.00             0.00           0.00    491,974.52     491,974.52      0.00       0.00              0.00
TOTALS         397,735,172.00   126,002,305.70   6,663,897.47  1,221,218.00   7,885,115.47      0.00       0.00    119,338,408.23

SI               8,117,044.50    33,360,743.75           0.00    282,013.68     282,013.68      0.41       0.00     35,758,736.12


    FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                                    PASS-THROUGH RATES
              PRIOR                                                         CURRENT                                   CURRENT
              PRINCIPAL                                                     PRINCIPAL             CLASS               PASS THRU
 CLASS        FACTOR             PRINCIPAL      INTEREST      TOTAL         FACTOR                                    RATE
A1             316.79950525      16.75460944     1.84480711   18.59941655    300.04489581          A1                 6.762500 %
A2             316.79950500      16.75460950     1.73227725   18.48688675    300.04489550          A2                 6.350000 %
TOTALS         316.79950522      16.75460945     3.07042999   19.82503944    300.04489578

SI           4,109.96191409       0.00000000    34.74339459   34.74339459  4,405.38870028          SI                 0.000000 %

IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT, PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:

Matthew  Duncan
The Chase Manhattan Bank - Structured Finance Services
450 West 33rd Street, 14th Floor,
New York, New York 10001
Tel: (212) 946-8651
Fax: 212) 946-8302
Email: Matthew.Duncan@Chase.com
                                  (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

Chase Manhattan Bank Revolving Home Equity Loan 1995-1

                                  June 15 2000

Sec. 4.01(i)       Principal Collections recieved during the Collection Period               6,799,882.97
                   Interest Collections recieved during the Collection Period                1,431,565.05
                   Additional Draw Amount                                                      135,997.66

Sec. 4.01(iii)     Floating Allocation Percentage                                             79.329333 %
                   Fixed Allocation Percentage                                                98.000000 %

Sec. 4.01(iv)      Investor Certificate Interest Collections                                 1,082,304.52
Sec. 4.01(v)       Investor Certificate Principal Collections                                6,663,885.31

Sec. 4.01(vi)      Seller Interest Collections                                                 282,013.68
                   Seller Principal Collections                                                135,997.66

Sec. 4.01(xi)      Accelerated Principal Distribution Amount                                        10.57
                   Accelerated Principal Distribution Amount Actually Distributed                   10.57

Sec. 4.01(xiii)    Amount Required to be Paid by Seller                                              0.00
                   Amount Required to be Paid by Servicer                                            0.00

Sec. 4.01(xiv)     Servicing Fee                                                                67,246.86
                   Accrued and Unpaid Servicing Fees                                                 0.00

Sec. 4.01(xv)      Liquidation Loss Amounts (Net of Charge Off Amounts)                              0.00
                   Charge Off Amounts                                                                2.00
                   Charge Off Amounts allocable to Investor Certificateholders                       0.00

Sec. 4.01(xvi)     Pool Balance as of end of preceding Collection Period                   161,392,453.38
                   Pool Balance as of end of second preceding Collection Period            162,230,026.59


                                  (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

Chase Manhattan Bank Revolving Home Equity Loan 1995-1

                                  June 15 2000

Sec. 4.01(xvii)     Invested Amount                                        121,367,658.67


Sec. 4.01(xxi)      Has a Rapid Amortization Event Ocurred?                           YES

Sec. 4.01(xxii)     Has an Event of Default Ocurred?                                   NO

Sec. 4.01(xxiii)    Amount Distributed to Credit Enhancer per 5.01(a)(1)         6,464.16
                    Amount Distributed to Credit Enhancer per 5.01(a)(6)             0.00
                    Unreimbursed Amounts Due to Credit Enhancer                      0.00

Sec. 4.01(xxiv)     Guaranteed Principal Distribution Amount                         0.00

Sec. 4.01(xxv)      Credit Enhancement Draw Amount                                   0.00

Sec. 4.01(xxvi)     Amount Distributed to Seller per 5.01(a)(10)               491,974.52

Sec. 4.01(xxvii)    Maximum Rate                                                 9.1610 %
                    Weighted Average Net Loan Rate                               9.1610 %




                                  (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

Chase Manhattan Bank Revolving Home Equity Loan 1995-1

                                  June 15 2000

Sec. 4.01(xxviii)   Minimum Seller Interest                         3,142,531.18

Sec. 4.01(xxix)     Required Servicer Advance                               0.00
                    Unreimbursed Required Servicer Advance                  0.00
                    Required Servicer Advance Reimbursement                 0.00

Sec. 4.01(xxx)      Spread Account Requirement                      1,498,803.56
                    Amount on deposit in the Spread Account         1,498,803.56
                    Spread Account Deposit                              8,406.68
                    Spread Account Withdrawal                         145,389.80


                                  Delinquencies
                  Group 1

                                                    Principal
                  Period               Number         Balance       Percentage
                 31-60 days              50      2,235,824.49           1.42 %
                 61-90 days              13        234,648.86           0.15 %
                 91-120 days              3         42,769.62           0.03 %
                 121+days                12        473,337.83           0.30 %
                  Total                  78      2,986,580.80           1.90 %

                              Loans in Foreclosure
                  Group 1

                                Principal
                  Number        Balance         Percentage

                       0              .00             0.00%

                                  Loans in REO

                                  (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

Chase Manhattan Bank Revolving Home Equity Loan 1995-1

                              June 15 2000
                 Group 1
                               Principal
                 Number        Balance         Percentage
                       0              .00           0.00 %

                 REO PROPERTY

                 DATE BE-      LOAN           PRINCIPAL
                COME  REO      NUMBER         BALANCE


                                  (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION